EXHIBIT 99.1

ePlus Reports First Quarter Financial Results
--Double-digit Gross Profit Growth and Year-on-Year Gross Margin Expansion--
Quarterly Highlights:
•
Net sales increased 7.0% to $381.4 million; technology segment net sales increased 6.2% to $368.5 million; service revenues increased 35.8% to $45.8 million; financing segment net sales increased 32.8% to $12.8 million.

•	Adjusted gross billings increased 13.7% to $548.4 million.
•	Consolidated gross profit increased 14.8% to $92.6 million.
•	Consolidated gross margin was 24.3%, an increase of 170 basis points.
•	Net earnings increased 6.0% to $16.2 million.
•	Adjusted EBITDA increased 12.6% to $28.6 million.
•	Diluted earnings per share increased 7.1% to $1.20. Non-GAAP diluted earnings per share increased 12.5% to $1.44.

HERNDON, VA – August 7, 2019 – ePlus inc. (NASDAQ:PLUS), a leading provider of technology solutions, today announced financial results for the three months ended June 30, 2019.

Management Comment

“Our first quarter results demonstrated ePlus’ strong positioning in several key areas and represented effective execution on our initiatives to drive gross profit growth. Enterprise and middle market customers continued to seek out our core security, cloud and digital infrastructure products and solutions. Double-digit growth in adjusted gross billings in the first quarter included a 54.9% increase in security products and solutions, which accounted for 21% of our trailing twelve month adjusted gross billings, up from 18.4% in the similar period last year,” said Mark Marron, president and chief executive officer.

“Growth in gross profit of 14.8% outpaced net sales growth by a factor of more than two, reflecting a favorable mix of products and services. Services revenue increased 35.8% year-on-year, as customers continue to take advantage of our broad capabilities in all aspects of IT, including professional, managed and staffing services. We continue to work toward managing operating costs, and we were pleased to see that operating income was up 11.2% and adjusted EBITDA and non-GAAP EPS increased 12.6% and 12.5%, respectively, in the first quarter, significantly ahead of revenue growth.”

First Quarter Fiscal 2020 Results

For the first quarter ended June 30, 2019 as compared to the first quarter of the prior fiscal year:

Consolidated net sales increased 7.0% to $381.4 million, from $356.5 million.

Technology segment net sales increased 6.2% to $368.5 million, from $346.9 million. Service revenues increased 35.8% to $45.8 million, from $33.7 million.

Adjusted gross billings increased 13.7% to $548.4 million due, in part, to the acquisition of SLAIT Consulting, LLC in January 2019 as well as organic growth.

Financing segment net sales increased 32.8% to $12.8 million, from $9.7 million, primarily due to an increase in transactional gains.

Consolidated gross profit increased 14.8% to $92.6 million, from $80.7 million. Consolidated gross margin improved 170 basis points to 24.3%, compared with 22.6% last year, due to a shift in mix towards third-party maintenance, software assurance, subscription/SaaS licenses, and services as well as an increase in product margins. Also contributing were higher service revenues.

Operating expenses increased 16.0% to $69.9 million, from $60.2 million, primarily due to an increase in variable compensation, software license and maintenance expense and additional costs associated with the acquisition and operation of SLAIT Consulting, LLC.

Consolidated operating income increased 11.2% to $22.8 million.

Our effective tax rate for the current quarter was 28.7%, compared with 25.7% in the prior year quarter.  The increase in the rate was primarily due to a benefit from restricted stock that vested in the prior year’s quarter.

Net earnings increased 6.0% to $16.2 million.

Adjusted EBITDA increased 12.6% to $28.6 million, from $25.4 million.

Diluted earnings per share was $1.20, compared with $1.12 in the prior year quarter. Non-GAAP diluted earnings per share was $1.44, compared with $1.28 last year.

Balance Sheet Highlights

As of June 30, 2019, ePlus had cash and cash equivalents of $35.6 million, compared with $79.8 million as of March 31, 2019.  The decrease in cash and cash equivalents was primarily due to increases in working capital in the technology segment, investments in our financing portfolio, and share repurchases totaling $13.5 million.  Total stockholders' equity was $428.6 million, compared with $424.3 million as of March 31, 2019. Total shares outstanding were 13.5 million and 13.6 million on June 30, 2019 and March 31, 2019, respectively.

Summary and Outlook

Client demand continues to be strong for our customized solutions and service offerings. We are a partner of choice to architect and implement cloud services, design solutions to help protect digital infrastructure from cyberthreats and enable digital transformation.  Our roster of over 3,400 enterprise and middle market customers provides substantial opportunities to cross sell our increasingly broad suite of products and services.

“Further, we continue to evaluate acquisition opportunities that will improve our geographic positioning and enhance our product and service offerings while bringing on talented sales and engineering professionals,” Mr. Marron concluded.

Recent Corporate Developments/Recognitions

•
In July, ePlus announced the addition of Ben Xiang to a newly created seat on its board of directors. Mr. Xiang is a global executive for the Internet of Things, Artificial Intelligence, and Mixed-Reality at Ingram Micro, the world’s largest IT distributor, and brings a wealth of experience in digital, IoT, analytics and other emerging technologies, as well as a strong global background.

•	In the month of June:
	o	ePlus announced the launch of Vulnerability Management as a Service, providing identification, prioritization, and remediation of organizational cyber security weakness.
	o	ePlus announced that ePlus Technology, inc. was named NetApp Cloud First Partner of the Year.
	o	ePlus announced the launch of its Service Desk offering, further extending its Managed Services capabilities.
	o	ePlus hosted the ePlus Technology Cyber Security Summit, where security professionals connected with their peers, exchanged ideas, and shared subject matter expertise.
	o	ePlus announced that CRN® has named ePlus Technology, inc. to its 2019 Solution Provider 500 list.

Conference Call Information

ePlus will hold a conference call and webcast at 4:30 p.m. ET on August 7, 2019:

Date:	Wednesday, August 7, 2019
Time:	4:30 p.m. ET
Live Call:	(877) 870-9226, domestic, (973) 890-8320, international
Replay:	(855) 859-2056, domestic, (404) 537-3406, international
Passcode:	2975458 (live and replay)
Webcast:	http://www.eplus.com/investors (live and replay)

The replay of this webcast will be available approximately two hours after the call and be available through August 14, 2019.

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology.  With the highest certifications from top technology partners and expertise in key technologies from across key areas including security, cloud, data center, collaboration, networking and emerging technologies, ePlus transforms IT from a cost center to a business enabler.  Founded in 1990, ePlus has more than 1,500 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac.  The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlus.

ePlus. Where Technology Means More®.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  OneCloud is a trademark of OneCloud Consulting, Inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, national and international political instability fostering uncertainty and volatility in the global economy including exposure to fluctuation in foreign currency rates, interest rates and downward pressure on prices; reduction of vendor incentive programs; and restrictions on our access to capital necessary to fund our operations; our ability to successfully perform due diligence and integrate acquired businesses; disruptions or a security breach in our or our vendor’s IT systems and data and audio communication networks; the possibility of goodwill impairment charges in the future; significant adverse changes in, reductions in, or losses of relationships with one or more of our largest volume customers or vendors; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; our ability to reserve adequately for credit losses; our ability to secure our own and our customers’ electronic and other confidential information and remain secure during a cyber-security attack; future growth rates in our core businesses; the impact of competition in our markets; our reliance on third parties to perform some of our service obligations to our customers; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service and software as a service; our ability to realize our investment in leased equipment; maintaining and increasing advanced professional services by recruiting and retaining highly skilled, competent personnel and vendor certifications; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2019	March 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$35,604	$79,816
Accounts receivable—trade, net	366,163	299,899
Accounts receivable—other, net	41,949	41,328
Inventories	58,205	50,493
Financing receivables—net, current	98,419	63,767
Deferred costs	17,665	17,301
Other current assets	8,227	7,499
Total current assets	626,232	560,103

Financing receivables and operating leases—net	71,097	59,032
Property, equipment and other assets	30,211	17,328
Goodwill	110,754	110,807
Other intangible assets—net	36,519	38,928
TOTAL ASSETS	$874,813	$786,198

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$108,954	$86,801
Accounts payable—floor plan	136,013	116,083
Salaries and commissions payable	20,298	21,286
Deferred revenue	48,613	47,251
Recourse notes payable—current	-	28
Non-recourse notes payable—current	64,583	38,117
Other current liabilities	28,959	19,285
Total current liabilities	407,420	328,851

Non-recourse notes payable—long term	8,362	10,502
Deferred tax liability—net	4,925	4,915
Other liabilities	25,463	17,677
TOTAL LIABILITIES	446,170	361,945

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,509 outstanding at June 30, 2019 and 13,611 outstanding at March 31, 2019	144	143
Additional paid-in capital	139,162	137,243
Treasury stock, at cost, 880 shares at June 30, 2019 and 693 shares at March 31, 2019	(67,454)	(53,999)
Retained earnings	357,325	341,137
Accumulated other comprehensive income—foreign currency translation adjustment	(534)	(271)
Total Stockholders' Equity	428,643	424,253
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$874,813	$786,198

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2019	2018

Net sales
Product	$335,601	$322,817
Services	45,771	33,715
Total	381,372	356,532

Cost of sales
Product	260,063	255,812
Services	28,670	20,017
Total	288,733	275,829

Gross profit	92,639	80,703

Selling, general, and administrative	65,787	56,966
Depreciation and amortization	3,463	2,790
Interest and financing costs	628	476
Operating expenses	69,878	60,232

Operating income	22,761	20,471

Other income (expense)	(45)	97

Earnings before taxes	22,716	20,568

Provision for income taxes	6,528	5,295

Net earnings	$16,188	$15,273

Net earnings per common share—basic	$1.21	$1.14
Net earnings per common share—diluted	$1.20	$1.12

Weighted average common shares outstanding—basic	13,356	13,434
Weighted average common shares outstanding—diluted	13,457	13,597

Technology Segment
	Three Months Ended June 30,
	2019	2018	% Change
	(in thousands)
Net sales
Product	$322,764	$313,149	3.1%
Services	45,771	33,715	35.8%
Total	368,535	346,864	6.2%

Cost of sales
Product	258,054	254,064	1.6%
Services	28,670	20,017	43.2%
Total	286,724	274,081	4.6%

Gross profit	81,811	72,783	12.4%

Selling, general, and administrative	62,667	54,454	15.1%
Depreciation and amortization	3,407	2,789	22.2%
Operating expenses	66,074	57,243	15.4%

Operating income	$15,737	$15,540	1.3%
Adjusted gross billings	$548,363	$482,301	13.7%
Adjusted EBITDA	$21,419	$20,341	5.3%

Technology Segment Net Sales by Customer End Market
	Twelve Months Ended June 30,
	2019	2018	Change

Technology	21%	24%	(3%)
SLED	17%	17%	-
Financial Services	15%	15%	-
Healthcare	15%	14%	1%
Telecom, Media, & Entertainment	14%	14%	-
All others	18%	16%	2%
Total	100%	100%

Financing Segment
	Three Months Ended June 30,
	2019	2018	% Change
	(in thousands)

Net product sales	$12,837	$9,668	32.8%
Cost of product sales	2,009	1,748	14.9%
Gross profit	10,828	7,920	36.7%

Selling, general, and administrative	3,120	2,512	24.2%
Depreciation and amortization	56	1	5,500.0%
Interest and financing costs	628	476	31.9%
Operating expenses	3,804	2,989	27.3%

Operating income	$7,024	$4,931	42.4%
Adjusted EBITDA	$7,148	$5,029	42.1%

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION

We included reconciliations below for the following non-GAAP information: (i) Adjusted Gross Billings, (ii) Adjusted EBITDA, (iii) Segment Adjusted EBITDA, (iv) non-GAAP Net Earnings and (v) non-GAAP Net Earnings per Common Share - Diluted.

We define adjusted gross billings as our technology segment net sales calculated in accordance with GAAP, adjusted to exclude the costs incurred related to sales of third-party maintenance, software assurance and subscription/SaaS licenses, and services.

We define adjusted EBITDA as net earnings calculated in accordance with GAAP, adjusted for the following: interest expense, depreciation and amortization, share based compensation, acquisition and integration expense, provision for income taxes, and other income (expense). Segment adjusted EBITDA is defined as operating income calculated in accordance with GAAP, adjusted for interest expense, share based compensation, acquisition and integration expenses, and depreciation and amortization. We consider the interest on notes payable from our financing segment and depreciation expense presented within cost of sales, which includes depreciation on assets financed as operating leases, to be operating expenses.

Non-GAAP net earnings and non-GAAP net earnings per common share – diluted are based on net earnings calculated in accordance with GAAP, adjusted to exclude other income (expense), share based compensation, and acquisition related amortization expense, and the related tax effects.

Our use of non-GAAP information as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in our industry, might calculate non-GAAP adjusted gross billings, adjusted EBITDA, non-GAAP net earnings and non-GAAP net earnings per common share or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three Months Ended June 30,
	2019	2018
	(in thousands)

Technology segment net sales	$368,535	$346,864
Costs incurred related to sales of third party maintenance, software assurance and subscription/Saas licenses, and services	179,828	135,437
Adjusted gross billings	$548,363	$482,301

	Three Months Ended June 30,
	2019	2018
	(in thousands)
Consolidated
Net earnings	$16,188	$15,273
Provision for income taxes	6,528	5,295
Depreciation and amortization [1]	3,463	2,790
Share based compensation	1,942	1,693
Acquisition and integration expense	401	416
Other (income) expense [2]	45	(97)
Adjusted EBITDA	$28,567	$25,370

	Three Months Ended June 30,
	2019	2018
	(in thousands)
Technology Segment
Operating income	$15,737	$15,540
Depreciation and amortization [1]	3,407	2,789
Share based compensation	1,874	1,596
Acquisition and integration expense	401	416
Adjusted EBITDA	$21,419	$20,341

Financing Segment
Operating income	$7,024	$4,931
Depreciation and amortization [1]	56	1
Share based compensation	68	97
Adjusted EBITDA	$7,148	$5,029

	Three Months Ended June 30,
	2019	2018
	(in thousands)
GAAP: Earnings before taxes	$22,716	$20,568
Share based compensation	1,942	1,693
Acquisition and integration expense	401	416
Acquisition related amortization expense [3]	2,187	1,764
Other (income) expense [2]	45	(97)
Non-GAAP: Earnings before taxes	27,291	24,344

GAAP: Provision for income taxes	6,528	5,295
Share based compensation	559	483
Acquisition and integration expense	115	119
Acquisition related amortization expense [3]	607	474
Other (income) expense [2]	13	(28)
Tax benefit on restricted stock	10	569
Non-GAAP: Provision for income taxes	7,832	6,912

Non-GAAP: Net earnings	$19,459	$17,432

	Three Months Ended June 30,
	2019	2018

GAAP: Net earnings per common share – diluted	$1.20	$1.12

Share based compensation	0.10	0.09
Acquisition and integration expense	0.02	0.02
Acquisition related amortization expense [3]	0.12	0.10
Other (income) expense [2]	-	(0.01)
Tax benefit on restricted stock	-	(0.04)
Total non-GAAP adjustments – net of tax	$0.24	$0.16

Non-GAAP: Net earnings per common share – diluted	$1.44	$1.28

[1] Amount excludes depreciation related to the financing segment.
[2] Interest income and foreign currency transaction gains and losses.
[3] Amount consists of amortization of intangible assets from acquired businesses.